UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

Commission File Number: 001-39896

PLAYTIKA HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3634591
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

c/o Playtika Ltd.
HaChoshlim St 8
Herzliya Pituach, Israel
972-73-316-3251
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Playtika Holding Corp. (the “Company”) has previously disclosed that China’s National Development and Reform Commission (the “NDRC”) released in 2023 Administrative Measures for the Review and Registration of Medium and Long-Term Foreign Debt of Enterprises (the “Foreign Debt Rules”) which require Chinese enterprises to notify and receive certain approvals from the NDRC before their controlled overseas branches can issue or materially amend the terms of certain indebtedness that is borrowed outside of China.

The Company’s controlling shareholder requested approval from the NDRC under the Foreign Debt Rules for the Company to issue bonds in an amount not to exceed $800 million for the purpose of prepaying a portion of the principal of the Company’s outstanding term loan under Company’s Credit Agreement, dated as of December 10, 2019, by and among the lenders party thereto (the “Request”). On August 18, 2026, the Company’s controlling shareholder informed the Company that the Request has been approved by the NDRC with an expiration date of July 30, 2027 (the “Approval”). The Approval is subject to the procedures and regulations under the Foreign Debt Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLAYTIKA HOLDING CORP.
Registrant

By:	/s/ Tae Lee
Tae Lee
Chief Financial Officer
Dated as of August 19, 2026